Exhibit 99.1

FOR IMMEDIATE RELEASE

May 22, 2006

For Further Information Contact:
Thomas B. Olson, Secretary
(303) 796-8940

EQUITEX WITHDRAWS NASDAQ LISTING APPLICATION; OUTLINES PLAN FOR STOCK LISTING

Englewood, Colorado and West Palm Beach, Florida . . . Equitex, Inc. (NASDAQ: EQTX) announced today that it has withdrawn its previously announced listing application with the Nasdaq Stock Market and accordingly its securities will cease trading on the Nasdaq Stock Market, beginning Tuesday, May 23, 2006, and anticipates eligibility for immediate trading on the Pink Sheets as of that date. After ten weeks under review, the Company came to believe that its application would not be approved and as a result, is choosing to move positively forward. Equitex intends to immediately seek a broker-dealer to apply for trading on the OTC Bulletin Board and concurrently pursue alternate listings.

“We firmly believe that the prospects for Equitex with the recent addition of Hydrogen Power, Inc. warrant us moving immediately forward given there are some strong alternative public trading markets,” stated Equitex President, Henry Fong. “We are taking the steps necessary to position Equitex for potential listings and will keep our stockholders informed as this process progresses. While we acknowledge this situation might cause a certain amount of temporary confusion with respect to trading of the stock, we believe these actions are in the best interest of our Company and its stockholders over the long term and we remain steadfastly committed to maximizing the value of this Company for our stockholders.”

Equitex, Inc. is a holding company now operating through its wholly-owned subsidiary Hydrogen Power, Inc. of Seattle, Washington (www.hydrogenpowerinc.com) and its majority owned publicly-traded subsidiary FastFunds Financial Corporation (OTC/BB: FFFC) of Minnetonka, Minnesota. Hydrogen Power has licensed and is developing a patented technology for producing hydrogen gas in a process called Hydrogen NowTM. FastFunds Financial recently sold a majority of its operating assets and currently has limited business operations.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in Equitex's Securities and Exchange Commission filings; failure of registration statements to be declared effective; failure to comply with Nasdaq Marketplace rules; completion of due diligence, shareholder approval, regulatory approvals and certain other pre-closing conditions for all incomplete merger or acquisition transactions; the loss of contracts or failure to acquire new contracts; success of any legal actions; failure to successfully implement newly developed product lines including projected increases in revenues or earnings; delays or the inability to obtain regulatory approvals for previously announced acquisitions; the inability to initiate or complete any contemplated restructuring, offering, acquisition, disposition or other transaction; adverse financial performance by Equitex or any of its subsidiaries; failure to obtain or maintain regulatory approval for products and services offered by Equitex or its subsidiaries; failure to complete the development and commercialization of alternative energy products or services; adverse equity market conditions and declines in the value of Equitex common stock; and the unavailability of financing to complete management's plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and Equitex disclaims any intent or obligation to update these forward-looking statements.